Exhibit 3.2.1

BYLAWS
OF
AMERICAN BREWING COMPANY, INC.

ARTICLE I.  SIIAREHOLDER MEETINGS

1.Annual Meetings. The annual meeting of the Shareholders of this Corporation, for the purpose of election of Directors and for such other business as may come before it, shall be held at the time, date and place as designated by resolution of the Board of Directors or by the President and stated on the notice of the meeting and in the absence of such. a time and date, then on the 15th day of December, at the hour of 9:00 A.M., if not a legal holiday or weekend, and if so, then the following day at the same hour, in the offices of the Corporation. If the annual meeting is omitted by oversight or otherwise, a subsequent annual meeting may nonetheless be held, and any business ransacked or elections held at such meeting shall be as valid as if the annual meeting had been held as provided above.

2. Special Meetings. Special meetings of the Shareholders of this Corporation may be called at any time by the holders of ten percent (10%) of all shares entitled to vote on any issue proposed to be considered at the meeting, or by the President, or by the Board of Directors.

(a) No business shall be transacted at any special meeting of Shareholders except as is specified in the notice calling for said meeting.

(b) The Board of Directors may designate any place, either within or without the State of Washington, as the place of any special meeting called by the President or the Board of Directors, arid special meetings called at the request of Shareholders shall be held at such place in Pierce Count¡ Washington, as may be determined by the Board of Directors and placed in the notice of such meetings.

3. Notice of Meetings.

(a) Written notice of annual or special meetings of Shareholders stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by the Secretary or persons authorized to call the meeting to each Shareholder of record entitled to vote at the meeting. Such notice shall be given not less than ten ( 1 0) days (unless a greater period of notice is required by law in a particular case) nor more than sixty (60) days prior to the date of the meeting, unless required by law to send notice to all Shareholders regardless of whether or not such Shareholders are entitled to vote.

(b) A notice for a meeting to act on an amendment to the Articles of Incorporation, a plan of merger or share exchange, proposed sale, lease, exchange or other

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disposition of all or substantially all of the assets of the Corporation other¡ than in the regular or usual course of business, or the dissolution of the Corporation shall be given no fewer than twenty (20) days nor more than sixty (60) days before the meeting date.

(c) Notice may be transmitted by mail, private carrier or personal delivery, telegraph or teletype, telephone, wire or wireless equipment which transmits a facsimile of the notice.

(d) If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation.

4. Waiver of Notice. Notice of the time, place, and purpose of any meeting may be waived in writing, either before or after such meeting. Notice will be deemed waived by any Shareholder by such Shareholder's attendance there at in person or by proxy, unless the Shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting or the failure to object at the time of presentation of a matter not within the purpose or purposes described in the meeting notice. Any Shareholder so waiving shall be bound by the proceedings of any such meeting in all respects as if due notice thereof  had been given.

5. Quorum and Adjourned Meetings, A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified (unless a new record date is or must be set for the adjourned meeting). The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than¡ a quorum.

6. Proxies. At all meetings of Shareholders, a Shareholder may vote by proxy executed in writing by the Shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

7. Voting of Shares. Except as otherwise provided in the Articles of Incorporation or in these Bylaws, every Shareholder of record shall have the right at every Shareholders' meeting to one (1) vote for every voting share standing in his name on the books of the Corporation. lf a quorum exists, action on the matter, other than the election of Directors, is approved by a voting group of Shareholders if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing

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the action, unless the Articles of Incorporation or the Washington Business Corporation Act require a greater number of affirmative votes.

ARTICLE II. DIRECTORS

1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors except as otherwise provided by the laws under which this Corporation is formed or in the Articles of Incorporation.

2. Number. Tenure. and Qualifications. The number of Directors of the Corporation shall be one (1). Such number may not be increased without the consent of at least a majority of the shares outstanding and entitled to vote thereon. Directors need not be residents of the state of Washington o¡ Shareholders of the Corporation. Each Director shall hold office until the next annual meeting of Shareholders and until his successor shall have been elected and qualified.

3. Election. The Directors shall be elected by the Shareholders at their annual meeting each year; and if, for any cause, the Directors shall not have been elected at an annual meeting, they may be elected at a special meeting of Shareholders called for that purpose in the manner provided by these Bylaws.

4. Vacancies. In case of any vacancy in the Board of Directors, the remaining Directors, whether constituting a quorum or not, may elect a successor to hold office for the unexpired portion of the term of the Director whose place shall be vacant, and until his successor shall have been duly elected and qualified.

5. Resignation. Any Director may resign at any time by delivering written notice to the Secretary of the Corporation

6. Meetings.

(a) The annual meeting of the Board of Directors shall be held immediately after the annual Shareholders' meeting at the same place of the annual Shareholders' meeting or at such other place within or without the State of Washington and at such time as may be determined by the Directors. No notice of the annual meeting of the Board of Directors shall be necessary.

(b) Special meetings may be called at any time and place within or without the State of Washington upon the call of the President, Secretary, or any Director. Notice of the time and place of each special meeting shall be given by the Secretary, or the persons calling the meeting, by mail, email, private carrier, radio, telegraph, telegram, facsimile transmission, personal communication by telephone or otherwise at least two (2) days in advance of the time of the meeting. The purpose of the meeting shall be given in the notice. Notice of any special meeting may be waived in writing or by telegram i , (either before or after such meeting) and will be waived by any Director by attendance thereat.

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(c) Regular meetings of the Board of Directors shall be held at such place and on such day and hour¡ as shall from time to time be fixed by resolution of the Board of Directors. No notice of regular meetings of the Board of Directors shall be necessary.

(d) At any meeting of the Board of Directors, any business may be transacted, and the board may exercise all of its powers.

7 . Quorum and Voting.

(a) A majority of the Directors present in office shall constitute a quorum for all purposes, but a lesser number may adjourn any meeting, and the meeting may be held as adjourned without further notice.

(b) At each meeting of the board at which a quorum is present, the act of a majority of the Directors present at the meeting shall be the act of the Board of Directors. The Directors present at a duly organized meeting may continue to transact business until adjournment, provided that a majority of a quorum must vote affirmatively for any action to be an act of the board.

8. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

9. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director¡ who voted in favor of such action.

10. Executive and Other Committees, The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, but no such committee shall have the authority of the Board of Directors to: authorize or approve a distribution except according to a general formula or method prescribed by the Board of Directors; approve or propose to Shareholders action that the Act requires to be approved by Shareholders; fill vacancies on the Board of Directors or in any of its committees; amend any provisions of the Articles of Incorporation not requiring Shareholder approval; adopt, amend or repeal Bylaws;

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approve a plan of merger not requiring Shareholder approval; or authorize or approve the issuance or sale or contract for¡ sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee or a senior executive officer of the Corporation to do so within the limits specifically prescribed by the Board of Directors. The designation of any such committee and the delegation thereto of authority shall not operate to relieve any member of the Board of Directors of any responsibility imposed by law' 1 1. Removal of Directors. At a meeting of Shareholders called expressly for that purpose, the entire Board of Directors, or any member thereof, may be removed, with or without cause, by a vote of the holders of a majority of shares then entitled to vote at an election of such Directors.

ARTICLE III. CORPORATE ACTIONS AI{D NOTICES:

l. Corporate Action Provisions. Any corporate action required by the Articles of Incorporation, Bylaws, or the laws under which this Corporation is formed, to be voted upon or approved at a duly called meeting of the Directors, committee of Directors, or Shareholders if one (1) or more unanimous written consents of the respective Directors or Shareholders, setting forth the actions so taken, shall be signed, either before or after the action taken, by all the Directors, committee members, or Shareholders, as the case may be. Action taken by unanimous written consent is effective when the last Director or committee member signs the consent (or counterpart), unless the consent specifies a later effective date. Action taken by unanimous written consent of the Shareholders is effective when all consents are in the possession of the Corporation, unless the consent specifies the later effective date.

2. Telephonic Participation. Shareholders, members of the Board of Directors, and members of a committee of members may participate in meetings of their respective bodies by means of a conference telephone call or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at such a meeting.

3. Oral and Written Notice.

(a) Unless otherwise specifically prohibited by the Act, the Articles of Incorporation, or these Bylaws, notice may be oral or written. Oral notice may be communicated in person or by telephone, wire or wireless equipment, which does not transmit a facsimile of the notice. Oral notice is effective when communicated.

(b) Written notice may be transmitted by mail, email, private carrier, or personal delivery, telegraph or telegram, or telephone, wire or wireless equipment which transmits a facsimile of the notice. Written notice is effective at the earliest of the following: (1) when received; (2) five (5) days after it is deposited in the United States

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mail, mailed with first class postage; and (3) on the date shown on the rectum receipt, if sent by registered or certified mail, rectum receipt requested, and the receipt is signed by or on behalf of the addressee.

ARTICLE IV. OFFICERS

1. Officers Designated The Officers of the Corporation shall be a President and a Secretary, each of whom shall be elected by the Board of Directors. Such other Officers and Assistant Officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two (2) or more offices may be held by the same person.

2. Election. Qualification. and Term of Office. Each of the Officers shall be elected by the Board of Directors. None of said Officers, except the President need be a Director. The Officers shall be elected by the Board of Directors at each annual meeting of the Board of Directors. Except as hereinafter provided, each of said Officers shall hold office from the date of his or her election until the next annual meeting of the Board of Directors and until his or her successor shall have been duly elected and qualified.

3. Powers and Duties.

(a) President, The President shall be the chief executive officer of the Corporation and, subject to the direction and control of the Board of Directors, shall have general charge and supervision over its property, business, and affairs. The President shall preside at meetings of the Shareholders and the Board of Directors. The President or any other officer or other persons as are specifically authorized by vote of the Board of Directors shall sign all bonds, deeds, mortgages, deeds of trust, and other agreements, and such signatures shall be sufficient to bind this Corporation. The President shall perform such other duties as the Board of Directors shall designate.

(b) Secretary. The Secretary shall: (1) keep the minutes of the Shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (2) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (3) keep a register of the post office address of each Shareholder¡ which shall be famished to the Secretary by such Shareholder; (4) sign with the President, or Vice President, if any, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (5) have general charge of the stock transfer books of the Corporation; (6) authenticate records of the Corporation; and (7) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

4. Vacancies. The Board of Directors shall fill any office which becomes vacant with a successor who shall hold office for the unexpired term and until his successor shall have been duly elected and qualified.

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5. Salaries. The salaries of all Officers of the Corporation shall be fixed by the Board of Directors.

6. Removal. The Board of Directors shall have the right to remove with or without cause any officer whenever in its judgment the best interests of the Corporation will be served thereby.

ARTICLE V. SHARE CERTIFICATES

1. Issuance. Form and Execution of Certificates. No shares of the Corporation shall be issued unless authorized by the board. Such authorization shall include the maximum number of shares to be issued, the consideration to be received for each share, the value of non cash consideration, and a statement that the board has  determined that such consideration, is adequate. Certificates for shares of the Corporation shall be in such form as is consistent with the provisions of the Washington Business Corporation Act and shall state:

(a) The name of the Corporation and that the Corporation is organized under the laws of this State;

(b) The name of the person to whom issued;

(c) The number and class of shares and the designation of the series, if any, which such certificates represent; and

(d) The shares represented by the certificate have not been registered under any Securities Acts and that the transfer of shares is subject to all applicable Securities Acts.

They shall be signed by two (2) Officers of the Corporation, and the seal of the Corporation may be affixed thereto. Certificates may be issued for fractional shares. No certificate shall be issued for any share until the consideration established for its issuance has been paid.

2. Transfers. Shares may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by a written power of attorney to assign and transfer the same signed by the record holder of the certificate. The Board of Directors may, by resolution, provide that the beneficial owners of shares shall be deemed holders of record for certain specified purposes. Except as otherwise specifically provided in these Bylaws, no shares shall be transferred on the books of the Corporation until the outstanding certificate therefor has been surrendered to the Corporation.

The shares of stock in the Corporation have not been registered under the Securities Act of 1933, the Securities Act of Washington, or any other federal or state securities laws (collectively the "Securities Acts"). The Corporation is issuing the shares

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in reliance upon the exemptions from the registration requirements of the Securities Acts and the Corporation is relying upon the fact that the shares are to be held by each Shareholder for investment and not for resale.

Notwithstanding anything to the contrary, shares of the Corporation are for each Shareholder's own account, for investment, and not with a view for resale o¡ distribution thereof and shares of the Corporation may not be offered or sold to any person unless there is an effective registration or other qualification relating thereto under all applicable Securities Acts or unless a Shareholder¡ delivers to the Corporation an opinion of counsel satisfactory to the Corporation that such registration or other qualification is not required. The Corporation is under no obligation to register the shares or to assist any Shareholder in complying with any exemption from registration under the Securities Acts.

3. Loss or Destruction of Certificates. In case of loss or destruction of any certificate of shares, another may be issued in its place upon proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the Corporation. A new certificate may be issued without requiring any bond, when in the judgment of the Board of Directors it is proper to do so.

ARTICLE VI. BOOKS AND RECORDS

1. Books of Accounts, Minutes. and Share Resister.

(a) The Corporation shall keep as permanent records minutes of all meetings of its Shareholders and Board of Directors, a record of all actions taken by the Shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors exercising the authority of the Board of Directors on behalf of the Corporation.

(b) The Corporation shall maintain appropriate accounting records.

(c) The Corporation or its agent shall maintain a record of its Shareholders, in a form that permits preparation of a list of the names and addresses of all Shareholders, in alphabetical order by class of shares showing the number and class of shares held by each;

(d) The Corporation shall keep a copy of the following records at its principal office:

1. The Articles or Restated Articles of Incorporation and all amendments to them currently in effect.

2. The Bylaws or Restated Bylaws and all amendments to them currently in effect.

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3. The minutes of all Shareholders' meetings, and records of all actions taken by Shareholders without a meeting, for the past three (3) years.

4. Its financial statements for the past three (3) years, including balance sheets showing in reasonable detail the financial condition of the Corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein.

5. All written communications to Shareholders generally within the past three (3) years.

6. A list of the names and business addresses of its current Directors and Officers.

7. Its most recent annual report delivered to the Secretary of State of Washington.

2. Copies of Resolutions. Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or Shareholders, when certified by the President or Secretary.

ARTICLE VII. CORPORATE SEAL

The Board of Directors may provide for a corporate seal which shall have inscribed thereon the name of the Corporation, the year and the state of incorporation and the words "corporate seal."

ARTICLE VII. LOANS

No loans shall be made by or to the Corporation to or from its Officers o¡ Directors, unless first approved by the holders of a majority of the voting shares, and no loans shall be made by the Corporation secured by its shares.

ARTICLE IX. INDEMNIFICATION OF OFFICERS. DIRECTORS. EMPLOYEES AND AGENTS.

1. Definitions. As used in this Article:

(a) "Act" means the Washington Business Corporation Act, now or hereafter¡ in force.

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(b) "Corporation" means this Corporation, and any domestic or foreign predecessor entity which, in a merger, or other transaction, ceased to exist.

(c) "Director" means an individual who is or was a Director of the Corporation or an individual who, while a Director of the Corporation, is or was sewing at the Corporation's request as a Director, officer, partner, trustee, employee, or agent of another venture, trust, employee benefit plan, or other enterprise. "Director" includes, unless the context requires otherwise, the estate or personal representative of a Director.

(d) "Expenses" include counsel fees.

(e) "Indemnitee" means an individual made a party to a proceeding because the individual is or was a Director¡ officer, employee, or agent of the Corporation, and who possesses indemnification rights pursuant to the Articles, these Bylaws, or other corporate action. If the Articles so provide, the term shall also include, for Officers, employees, or agents, service at the Corporation's request as a Director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. "Indemnitee" shall also include the heirs, executors, and other successors in interest of such individuals.

(f) "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

(g) "Officer" means an individual who is or was an officer of the Corporation or an individual who, while an officer of the Corporation, is or was serving at the Corporation's request as a Director, officer, partner, trustee, employee, or agent of another venture, trust, employee benefit plan, or other enterprise. "Officer" includes, unless the context requires otherwise, the estate or personal representative of an officer.

(h) "Party" includes an individual who was, is, or is threatened to be named a defendant or respondent in a proceeding.

(i) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal o¡ informal.

2. Indemnification Rights of Directors. Officers. Employees and Agents. The Corporation shall indemnify its Directors, Officers, employees and agents to the extent authorized on a case-by-case basis by the Board of Directors against liability arising out of a proceeding to which such individual was made a party because the individual is or was an officer, employee or agent of the Corporation. The Corporation shall advance expenses incurred by such persons who are parties to a proceeding in advance of final disposition of the proceeding, as provided herein.

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3. Procedure for Seeking Indemnification and/or Advancement of Expenses.

(a) Notification and Defense of Claim. Indemnitee shall promptly notify the Corporation in writing of any proceeding for which indemnification could be sought under this Article. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnities’ power.

With respect to any such proceeding as to which Indemnitee has notified Corporation:

1. The Corporation will be entitled to participate therein at its own expense;

2. Except as otherwise provided below, to the extent that it may wish, the Corporation, jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. Indemnities’ consent to such counsel will not be unreasonably withheld. After notice from the Corporation to Indemnitee of its election to assume the defense, the Corporation will not be liable to Indemnitee under this Article for any legal or other expenses subsequently incurred by Indemnitee in correction with such defense. However:

-- Indemnitee shall continue to have the right to employ its counsel in such proceeding, at Indemnities’ expense; and

-- If:

(i) the employment of counsel by Indemnitee has been authorized by the Corporation;

(ii) Indemnitee in the conduct of such defense; or

(iii) the Corporation shall not in fact have employed counsel to assume the defense of such proceeding, the fees and expenses of Indemnities’ counsel shall be at the expense of the Corporation.

The Corporation shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall reasonably have made the conclusion that a conflict of interest may exist between the Corporation and the Indemnitee in the conduct of the defense.

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(b) Information to be Submitted and Method of Determination and Authorization of Indemnification. For the purpose of pursuing rights to indemnification under this Article, the Indemnitee shall submit to the Board:

-- A sworn statement requesting indemnification; and

-- Reasonable evidence of all amounts for which indemnification is requested (together, constitutes "Indemnification Statement").

Submission of an Indemnification Statement to the Board shall create a presumption that the lndemnitee is entitled to indemnification hereunder, and the Corporation shall, within sixty (60) calendar days after thereof, make the payments requested in the Indemnification Statement to or for the benefit of the Indemnitee, unless

(i) Within such sixty (60) calendar day period it shall be determined by the Corporation that the Indemnitee is not entitled to indemnification under this Article;

(ii) Such vote shall be based upon clear and convincing evidence (sufficient to rebut the foregoing presumption); and

(iii) The Indemnitee shall receive notice in writing of such determination, which notice shall disclose with particularity the evidence upon which the determination is based.

At the election of the President, the foregoing determination may be made by either:

- The written consent of the Shareholders owning a majority of the stock in the Corporation;

-- A committee chosen by written consent of a majority of the Directors of the Corporation, and consisting solely of two (2) or more Directors not at the time parties to the proceeding; or

-- As provided by RCW 23B.08.550, as amended.

Any determination that the Indemnitee is not entitled to indemnification, and any failure to make the payments requested in the Indemnification Statement shall be subject to judicial review by any court of competent jurisdiction.

(c) Special Procedure Researching Advance for Expenses. An Indemnitee seeking payment of expenses in advance of a final disposition of the proceeding must furnish the Corporation, as part of the Indemnification Statement:

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1. A written affirmation of the Indemnitee's good faith belief that the Indemnitee has met the standard of conduct required to be eligible for indemnification; and

2. A written undertaking, constituting an unlimited general obligation of the Indemnitee, to repay the advance if it is ultimately determined that the Director did not meet the required standard of conduct. If the Corporation determines that indemnification is authorized the Indemnitee's request for advance of expenses shall be granted.

(d) Settlement. The Corporation is not liable to indemnify Indemnitee for any amounts paid in settlement of any proceeding without Corporation's written consent. The Corporation shall not settle any proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Corporation nor Indemnitee will unreasonably withhold its consent to a proposed settlement.

4. Contract and Related Rights.

(a) Contract Rights. The right of an Indemnitee to indemnification and advancement of expenses is a contract right upon which the Indemnitee shall be presumed to have relied in determining to serve or to continue to serve in his or her capacity with the Corporation. Such right shall continue as long as Indemnitee shall be subject to any possible proceeding. Any amendment to or repeal of this Article shall not adversely affect any right or protection of an Indemnitee with respect to any acts or omissions of such Indemnitee occurring prior to such amendment or repeal.
may:

(b) Optional Insurance. Contracts. and Funding. The Corporation

1. Maintain insurance, at its expense, to protect itself and any Indemnitee against any liability whether or not the Corporation would have power to indemnify the individual against the same liability under RCW 238.08.510 or 520, or successor statute;

2. Enter into contracts with any Indemnitee in furtherance of this Article and consistent with the Act; and  3. Create a trust fund, grant a security interest, or use other means (including without limitation a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

(c) Severability. If any provision or application of this Article shall be invalid or unenforceable, the remainder of this Article and its remaining applications shall not be affected thereby, and shall continue in full force and effect.

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(d) Rights of Indemnitee to Brine Suit, If a claim under¡ this Article:

-- For indemnification is not paid in full by the Corporation within sixty (60) days; or

-- For advancement of expenses is not paid in full by the Corporation within twenty (20) days,

after a written claim has been received by the Corporation, the Indemnitee may, but need not, at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the extent successful in whole or in part, the Indemnitee shall be entitled to also be paid the expense (to be proportionately prorated if the Indemnitee is only partially successful) of prosecuting such claim.

Neither: (1) the failure of the Corporation (including its Board of Directors, its Shareholders, or independent counsel) to have made a determination prior to the commencement of such proceeding that indemnification of o¡ reimbursement or advancement of expenses to the Indemnitee is proper in the circumstances; nor (2) an actual determination by the Corporation (including its Board of Directors, its Shareholders, or independent legal counsel) that the Indemnitee is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the proceeding or create a presumption that the indemnitee is not so entitled.

The relative benefits received by and fault of the Corporation on the one hand and the Indemnitee on the other shall be determined by a court of appropriate jurisdiction (which may be the same court in which the proceeding took place) with reference to, among other things, the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent the circumstances resulting in such loss. Corporation agrees that it would not be just and equitable if contribution pursuant to this Section was determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

5. Exceptions. Any other provision herein to the contrary notwithstanding, the Corporation shall not be obligated pursuant to the terms of these Bylaws to indemnify or advance expenses to Indemnitee with respect to any proceeding:

(a) Claims Initiated by Indemnitee, Initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under these Bylaws or any other statute or law or as otherwise required under the statute; but such indemnification or advancement of expenses may be provided by the Corporation in specific cases if the Board of Directors finds it to be appropriate.

(b) Lack of Good Faith. Instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous.

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(c) Insured Claims. For which any of the expenses or liabilities for¡ indemnification are being sought have been paid directly to Indemnitee by an insurance carrier under a policy of Officer’s' and Directors' liability insurance maintained by the Corporation.

(d) Prohibited by Law. If the Corporation is prohibited by the Washington Business Corporation Act or other applicable law as then in effect from paying such indemnification and/or advancement of expenses. For example, the Corporation and Indemnitee acknowledge that the Securities and Exchange Commission "SEC") has taken the position that indemnification is not possible for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the SEC to submit the question of indemnification to a court in certain circumstances for¡ a determination of the Corporation's right under public policy to indemnify Indemnitee.

ARTICLE X. AMENDMENT OF BYLAWS

1. By the Shareholders. These Bylaws may be amended, altered, or repealed at any regular or special meeting of the Shareholders if notice of the proposed alteration or amendment is contained in the notice of the meeting.

2. By the Board of Directors. These Bylaws may be amended, altered, or repealed by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting of the board, if notice of the proposed alteration or amendment is contained in the notice of the meeting, subject to the paramount right of the Shareholders to overrule or supersede such action. The Directors, however, may not modify, the Bylaws fixing their qualifications, classifications, or term of office.

ARTICLE XI. FISCAL YEAR

The fiscal year of the Corporation shall be set by resolution of the Board of Directors.

ARTICLE XII. RULES OF' ORDER

The rules contained in the most recent edition of Robert’s Rules of Order, newly revised, shall govern all meetings of Shareholders and Directors where those rules are not inconsistent with the Articles of Incorporation, Bylaws, or special rules of order of the Corporation.

ADOPTED this   26th  day of     April     , 2010.

/s/ Neil Fallon
NEIL FALLON, Secretary

BYLAWS - 15                             AMERICAN BREWING COMPANY, INC.